UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2014
Date of Report (Date of earliest event reported)

BAYING ECOLOGICAL HOLDING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51974	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Stephenson Highway Suite 310 Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

(310) 887-6391
Registrant’s telephone number, including area code

Toro Ventures Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"), accepted the consent from and appointed Parsh Patel as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial and sole member of the Board of Directors of the Company effective May 1, 2014.

Previously, in accordance with the terms and provisions of that certain stock purchase agreement dated December 31, 2013 (the "Stock Purchase Agreement") between Joe Arcaro, seller of control block of restricted shares of common stock of the Company ("Arcaro") and The World Financial Holdings Group Co., Ltd., purchaser of the control block of shares of ("World Financial"), there was a change in control of the Company. Arcarco had tendered his resignation as the sole member of the Board of Directors and the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer of the Company effective February 7, 2014. Effective February 7, 2014, the Board of Directors simultaneously appointed (i) Zhouping Jiao as the sole member of the Board of Directors and as the President/Chief Executive Officer and Treasurer/Chief Financial Officer of the Company; and (ii) Yuehong Yan as the Secretary of the Company.

In light of the upcoming business operations of the Company, effective May 1, 2014, Zhouping Jiao resigned as the sole member of the Board of Directors and as the President/Chief Executive Officer, Treasurer/Chief Financial Officer of the Company and Yuehong Yan resigned as the Secretary of the Company. Therefore, the sole member of the Board of Directors and executive officer is Parsh Patel.

Biography of Parsh Patel

During the past ten years, Mr. Parsh has been involved in the software industry. From November 2010 through July 2011, Mr. Parsh was employed with TR Diagnostics as an engineering supervisor in charge of AGC project management and management of AGV+AGC software development teams. As a program manager, Mr. Parsh: (i) implemented a turnkey medical imaging diagnostic center (www.trdiag.com) and EMR/EHR for provider at Paragon Health, Kalamazoo, Michigan; (ii) integrated RIS system for ultrasound, bone density, mammography and X-ray images with Konica Minolta; and (iii) prepared a customized dashboard to track utilization and various other operational informatics.

From January 2007 through October 2010, Mr. Parsh was employed at Android Industries as a key member of the senior technical staff and project manager in innovations group. Mr. Parsh's responsibilities included but not limited to: (i) ensuring quality systems performed optimally; (ii) developing prototype of solutions for manufacturing systems upgrades; (iii) engineering systems implementing RF ID products for in-hose use – a turn-key scale systems development life cycle implementation; (iv) engineering systems implementing automated machine visions systems for guidance, QC and error proofing; (v) developing concepts for and feasibility studies for lights out factories; (vi) presenting plans to senior management for consolidation of technology islands; (vii) project management in Spain, Mexico and North America; (ix) project management for various manufacturing, operational and financial applications; and (x) participated in development light AGV system.

From February 2002 through November 2005, Mr. Parsh was employed with Spherion where he worked as a web analyst to DashboardAnywhere (DA) support team. His duties involved assisting internal users to interface to DA, which included design, coding, testing in multiple platforms and eventual migration to production. Other assignments included enhancing search feature of DA, interfacing to external websites fro DA, securing access to external servers for surveys, promotions and other business sites. DA, virtual service Workbench application is designed to be a single source of information about HR at DCX. Mr. Parsh's responsibilities also included researching migration from 3.5 to 4 for Web Sphere, migration of iPlanet to WPS, SiteMinder integration into to DA, generation of demographics information to increase DA usage among group types. He also addressed real-time replication of critical/private data using MQSeries and performance monitoring with OVIS. Mr. Parsh has an exemplary knowledge of LDAP at DCX and customized search facility where he worked with UNIX command set to maintain web and application servers. Tools: Java 2.0, EJB 1.1, JSP 1.0, Servlets 2.1, JDBC 2.0, XML 1.0, XSL, IBM Web Sphere, Visual Age, DB2, some WPS, UDB, Web Sphere Application Developer.

From 1995 through 2002, Mr. Parsh was employed with Knowgen Systems Inc./Phoenix Group Inc. as its chief technology officer. Mr. Parsh's worked over seven years with systems and products for web services, e-commerce initiatives, and application development tools and wireless applications. His responsibilities included supervising engineering management and heading up a team of 25 developers, product quality control, and engineering training and budgeting. Mr. Parsh's specific developments included the following: (i) JODE (Java Object Deployment Environment ) – a rapid application development tool for developing small applications using Java components, atrue drag and drop programming for GUI, database access, transport mechanism (TCP/IP), data analysis, reporting and visualization, and a full scale web based software development project utilizing granular implementation with SDLC methodology; (ii) KnowPad – development and deployment of logistics support systems utilizing Global Positioning Systems and GSM/SMS communications, which encompassed writing Java based SMS server for mobile devices and desktops; (iii) Silkworm – development of data aggregation tool for mining data from web sites for placement services, which was developed using socket programming in Java and use javax.net, java.io and SQL server; and (iv) asset tracking system – complete design and development of asset tracking utilizing IBM’s WebSphere Application Server, DB2 database and Linux operating systems, which was a distributed system with n-tier architecture.

From 1994 through 1995, Mr. Parsh was employed with Fanuc Robotics as a manager-vision systems. Mr. Parsh was responsible for strategic planning for sensing products for manufacturing automation, in particular vision systems for guidance and quality control. His responsibilities included: (i) procurement of developed hardware; (ii) software development; (iii) market analysis; and (iv) budget and personnel management. He also developed long term contracts for procurement of embedded components for Robots – Q/A, Q/C, contract compliance and serviceability issues.

From 1988 through 1993, Mr. Parsh was employed with Phoenix Software Development Co. as an engineering/business manager. Mr. Parsh was responsible for heading up a team of 70 designers, developers, programmers, testers and administration. Product development included design and commissioning of automation systems for automotive, pharmaceutical, oil and gas monitoring systems. Automotive systems included paint shops, welding shops, material handling and inventory systems. Mr. Parsh was also involved with integrated programmable logic controllers and various plant floor communications systems. He designed and built voice-recognition systems for traversing menu systems for inspection of incoming parts for defects and producing a manifest for resolution. He also designed and built high-speed vision inspections systems for life sciences to include human and animal health care medicine and food products. Mr. Parsh developed products for Allen Bradly PLC3's for high speed communications and automatic fail over of control systems.

From 1985 through 1987, Mr. Parsh was employed with Schlumberger/Sentry Test Systems as a Senior ATE Designer. Mr. Parsh designed automatic test equipment/systems to test 128 pin parts utilizing artificial intelligence and Lisp language, which required knowledge of DSP. From 1984 through 1986, Mr. Parsh was a senior systems engineer at MA/COM Linkabit where he designed and built communication systems for HBO for home set top boxes for the first launch of HBO entertainment channel. From 1979 through 1983, Mr. Parsh was employed at Hughes Helicopters/Hughes Aircraft as a senior SCADA and Automation engineer. Mr. Parsh worked as a designer and developer of high speed supervisory control and data acquisition system (SCADA) for DOD. This system was utilized to develop the advanced attack Apache helicopter. His responsibilities included development of software for real-time flight monitoring and data visualization/analysis requiring special skills for high-speed data gathering, sampling the data and providing guidance to pilots for maneuvering the Apache. From 1977 through 1979, Mr. Parsh was employed at Becton Dickenson/Telemed as a senior real time programmer where he provided engineering expertise to build a real-time system to collect ECG’s, perform analysis and return the results back to the hospital/physicians office requiring knowledge of programming telephony software for call switching and accounting. From 1975 through 1977, Mr. Parsh was employed at DTE Energy/Detroit Edison as a systems engineer. Mr. Parsh provided systems engineering to systems operations center for managing the power grid in South Eastern Michigan. His responsibilities included real-time programming and monitoring of power plants and transmission.

Mr. Parsh's skills include the following operating systems: NT Workstation and Server, Windows 9x, MS-DOS, Solaris, Unix, Linux, Palm-OS. His skills further include the following languages: Java, Visual Basic, C, C++, FORTRAN, Lisp. He has worked with the following databases: SQL Server, Microsoft Access. Middleware technologies include: JSP, Servlets, SOAP, XMP, CORBA, RMI-IIOP, RPC, WebSphere Application Server. And, frameworks and tools include IBM VisualAge for Java, Microsoft Visual J++, Sun JDK 1.3, Visual Basic, Visual SourceSafe, Internet Explorer, MS Office Professional.

Mr. Parsh earned a B.S. in Chemistry and Mathematics at Grand Valley State University in 1975. He also holds the patent for high speed image processing (U.S. Patent No. 1,307,346).

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2014, the Board of Directors of the Company also authorized the execution of that certain employment agreement with Parsh Patel (the "Employment Agreement"). In accordance with the terms and provisions of the Employment Agreement, the Company shall pay to Mr. Parsh an annual salary of $18,000 and Mr. Parsh shall be responsible for all day-day-to-day operations and board of director decision making.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Employment Agreement dated May 1, 2014 from Baying Ecological Holding Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYING ECOLOGICAL HOLDING GROUP INC.

Date: July 31, 2014	By:	/s/ Parsh Patel
Name: Parsh Patel
Title: Chief Executive Officer